Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 31, 2015, Code Rebel Corporation (the ‘‘Company,’’ ‘‘we,’’ ‘‘our’’ or ‘‘us’’) completed the acquisition of ThinOps Resources, LLC. (‘‘ThinOps’’).  The accompanying unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2015 presents our historical financial position combined with ThinOps as if the acquisition and the financing for the acquisition had occurred on June 30, 2015.  The accompanying unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 present the combined results of our operations with ThinOps as if the acquisition and the financing for the acquisition had occurred on January 1, 2014.  The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results.  The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition.  The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company’s future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2014 and our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2015 and ThinOps audited financial statements as of and for the year ended December 31, 2014 and ThinOps unaudited consolidated financial statements as of and for the six months ended June 30, 2015.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11.  Accordingly, our cost to acquire ThinOps of approximately $9.25 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition.  Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill.  The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information.  The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date.  The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date.  Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2015

	Code Rebel Corporation	ThinOps Resources, LLC	Combined Historical		Pro forma Adjustments	Combined Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$4,428,018	$181,750	$4,609,768	1	$(750,000)	$3,859,768
Accounts receivable	9,490	150,807	160,297			160,297
Deposit and prepaid expense	32,014	2,326	34,340			34,340
TOTAL CURRENT ASSETS	4,469,522	334,883	4,804,405			4,054,405

NON-CURRENT ASSETS
Investment in subsidiary				1	9,247,415	-
				2	(9,247,415)
Intangible assets, net	12,194	-	12,194			12,194
Property and equipment, net	9,134	-	9,134			9,134
Deposits	-	1,727	1,727			1,727
Goodwill	-	-	-	2	9,141,229	9,141,229
TOTAL NON-CURRENT ASSETS	21,328	1,727	23,055			9,164,284
TOTAL ASSETS	$4,490,850	$336,610	$4,827,460			$13,218,689

CURRENT LIABILITIES
Accounts payable and accrued expenses	$217,208	$94,048	$311,256			$311,256
Trade financing	-	125,543	125,543			125,543
Income tax payable	-	9,039	9,039			9,039
Payable to related party	113,653	-	113,653			113,653
Other payable	10,000	1,794	11,794			11,794
TOTAL CURRENT LIABILITIES	340,861	230,424	571,285			571,285

STOCKHOLDERS' EQUITY
Common stock	1,268	-	1,268	1	67	1,335
Additional paid in capital	6,150,317	-	6,150,317	1	8,497,348	14,647,665
Members' distribution	-	(1,037,678)	(1,037,678)	2	1,037,678	-
Retained earnings (accumulated deficit)	(2,001,596)	1,143,864	(857,732)	2	(1,143,864)	(2,001,596)
TOTAL STOCKHOLDERS' EQUITY	4,149,989	106,186	4,256,175			12,647,404

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,490,850	$336,610	$4,827,460			$13,218,689

Pro Forma Adjustments

#1	Investment in subsidiary	9,247,415
	Cash		750,000
	Common stock		67
	Additional paid in capital		8,497,348

	To record investment for ThinOps. Payment of cash of $750,000 and issuance of 667,511 shares at $12.73 per share.

#2	Investment in subsidiary		9,247,415
	Members distribution		1,037,678
	Retained earnings	1,143,864
	Goodwill	9,141,229
	To eliminate the investment in ThinOps and record the goodwill.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Month Period Ended June 30, 2015

	Code Rebel Corporation	ThinOps Resources, LLC	Combined Historical		Pro forma Adjustments	Combined Pro Forma

Revenue, net	$81,423	$770,451	$851,874		-	$851,874
Cost of sales	142,915	423,206	566,121			566,121

Gross (loss) profit	(61,492)	347,245	285,753			285,753

Operating expenses:
Advertising and promotion	9,047	11,993	21,040			21,040
Legal and professional	73,895	37,360	111,255			111,255
General and administration expenses	186,222	26,105	212,327			212,327
Depreciation and amortization expenses	1,421	-	1,421			1,421
Total operating expenses	270,585	75,458	346,043			346,043

Income (loss) from operations	(332,077)	271,787	(60,290)			(60,290)

Other expense
Interest expense	33,293	-	33,293			33,293
Amortization of debt discount	47,413	-	47,413			47,413
Trade financing fees	-	14,333	14,333		-	14,333
Total other expense	80,706	14,333	95,039			95,039

Income (loss) before income tax provision	(412,783)	257,454	(155,329)			(155,329)

Income tax provision	-	-	-			-

Net (loss) income	$(412,783)	$257,454	$(155,329)			$(155,329)

Earnings per share:
Basic	$(0.04)		$(0.01)			$(0.01)

Diluted	$(0.04)		$(0.01)			$(0.01)

Weighted average number of shares outstanding:
Basic	10,622,508		10,622,508	1	667,511	11,290,019

Diluted	10,622,508		10,622,508	1	667,511	11,290,019

Pro Forma Adjustments

#1	To effect shares issued upon reorganization.
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have been anti-dilutive.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014

	Code Rebel Corporation	ThinOps Resources, LLC	Combined Historical		Pro forma Adjustments	Combined Pro Forma

Revenue, net	$223,453	$2,000,499	$2,223,952		-	$2,223,952
Cost of sales	157,590	1,187,972	1,345,562			1,345,562

Gross profit	65,863	812,527	878,390			878,390

Operating expenses:
Advertising and promotion	21,940	24,485	46,425			46,425
Legal and professional	595,404	40,520	635,924			635,924
General and administration expenses	46,213	56,299	102,512			102,512
Depreciation and amortization expenses	5,960	-	5,960			5,960
Total operating expenses	669,517	121,304	790,821			790,821

(Loss) income from operations	(603,654)	691,223	87,569			87,569

Other expense
Interest expense	43,200	-	43,200			43,200
Amortization of debt discount	33,088	-	33,088			33,088
Trade financing fees	-	32,051	32,051		-	32,051
Total other expense	76,288	32,051	108,339			108,339

(Loss) income before income tax provision	(679,942)	659,172	(20,770)			(20,770)

Income tax provision	-	9,039	9,039			9,039

Net (loss) income	$(679,942)	$650,133	$(29,809)			$(29,809)

Earnings per share:
Basic	$(0.07)	$-	$(0.00)			$(0.00)

Diluted	$(0.07)	$-	$(0.00)			$(0.00)

Weighted average number of shares outstanding:
Basic	10,000,000	-	10,000,000	1	667,511	10,667,511

Diluted	10,000,000	-	10,000,000	1	667,511	10,667,511

Pro Forma Adjustments

#1	To effect shares issued upon reorganization.
The Company did not include potentially dilutive shares issued or outstanding as the effect of those shares would have been anti-dilutive.

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Code Rebel Corporation and Subsidiary’s and ThinOps Resources, LLC’s historical consolidated financial statements as adjusted to give effect to the acquisition of ThinOps Resources, LLC by Code Rebel Corporation. The unaudited pro forma combined statements of operations for the six month period ended June 30, 2015 and the 12 months ended December 31, 2014 give effect to the ThinOps Resources, LLC acquisition as if it had occurred on January 1, 2014. The unaudited pro forma combined balance sheet as of June 30, 2014 gives effect to the ThinOps Resources LLC acquisition as if it had occurred on June 30, 2015.

Note 2 — Preliminary purchase price allocation

On July 31, 2015, Code Rebel acquired ThinOps Resources, LLC for total consideration of approximately $9.25 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of ThinOps Resources, LLC based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for ThinOps Resources, LLC to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$9,247,415

Cash and cash equivalents	181,750
Accounts receivable	150,807
Deposit and prepaid expense	2,326
Other	1,727
Total identifiable assets	336,610

Accounts payable and accrued expenses	(94,048)
Trade financing	(125,543)
Income tax payable	(9,039)
Other payable	(1,794)
Total liabilities assumed	(230,424)

Net assets acquired	106,186

Total proforma goodwill	$9,141,229

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of ThinOps Resources, LLC’s identifiable assets acquired and liabilities assumed as shown in Note 2.